Exhibit 10.4

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STORE LICENSE AGREEMENT

August 8, 2012

This STORE LICENSE AGREEMENT (“Agreement”) is between SEARS ROEBUCK AND CO., a New York corporation (“Sears”), and SEARS OUTLET STORES, L.L.C., a Delaware limited liability company (“Outlet Stores”).

RECITALS

A. Sears Brands, L.L.C., an Illinois limited liability company (“Sears Brands”), owns the SEARS trademark (the “SEARS Service Mark”), the store names set forth on Exhibit A (the “Store Names”), the service marks set forth on Exhibit B (the “Additional Sears Marks”) and the domain names set forth on Exhibit C (the “Domain Names”);

B. Sears Brands has granted Sears Brands Business Unit Corporation, an Illinois corporation (“SBBUC”), an exclusive license to use (and to further sublicense the use of) the Marks (as defined in Section 4.1 below) within in the territory defined in Exhibit D hereto (the “Territory”);

C. SBBUC has granted Sears an exclusive license to use (and to further sublicense the use of) the Marks (as defined in Section 4.1 below) throughout the world, excluding Canada;

D. Sears and Outlet Stores are parties to the Merchandising Agreement dated as of the Effective Date among (1) Sears, Kmart Corporation, Sears Holdings Corporation (“SHC”) and (2) Sears Hometown and Outlet Stores, Inc. (“SHO”), Sears Authorized Hometown Stores, LLC and Outlet Stores (the “Merchandising Agreement”); and

E. Outlet Stores desires to obtain a license to operate stores offering certain consumer products in the Territory under the Store Names and to use the Store Names in connection with the operation of such stores, and Sears desires to grant to Outlet Stores such license, subject to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants in this Agreement, Sears and Outlet Stores agree as follows:

ARTICLE I

LICENSE AND SCOPE

1.1 Duration. The term of this Agreement will begin immediately following the “Rights Closing Effective Time” specified in the Separation Agreement (the “Separation Agreement”) to be executed and delivered by SHO and Sears Holdings Corporation (the date on which the Rights Closing Effective Time occurs, the “Effective Date”) and will end, unless terminated earlier, at 5:00 p.m. (Central Time) on the 17th anniversary of the Effective Date (the “Term”). The calendar day that becomes the Effective Date will be inserted on Appendix 1.1 after the Effective Date has occurred.

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1.2 Grant of License in the Store Names. Subject to all the terms and conditions of this Agreement, Sears hereby grants to Outlet Stores, for and during the Term, an exclusive, royalty-free, fully paid up, non-transferable and terminable right and license to operate retail stores and stores-within-a-store using the Store Names at locations in the Territory (the “Stores”) through which all HTS Products and the related services offered by, or with authorization from, Outlet Stores as of the Effective Date (the “Services”) will be offered and sold. Sears also grants to Outlet Stores an exclusive, royalty-free, fully paid up, non-transferable and terminable right and license to use the Stores Names to promote the Outlet Products and Services by all Digital Methods. Sears grants Outlet Stores the right to use the Store Names to sell the Seller-Branded Products (as defined in the Merchandising Agreement) by all Seller Digital Methods. Subject to the next sentence, Sears may terminate Outlet Stores’s rights in this Section 1.2 to sell by Seller Digital Methods upon 24-months’ prior written notice. Upon termination in accordance with the preceding sentence of Outlet Stores’s rights to sell by Seller Digital Methods, Sears will grant Outlet Stores a license to allow Outlet Stores to (a) market all Seller-Branded Products by all then-current and future means, methods, and channels outside of the Territory if such marketing would not violate any Existing Contractual Obligation in effect immediately prior to the date of such license, and (b) sell all Seller-Branded Products by all Digital Methods in the Territory and all Seller-Branded Product outside of the Territory if the sale would not violate any Existing Contractual Obligation in effect immediately prior to the date of such license. The license described in the preceding sentence will include terms that are usual and customary for licenses of this type for comparable circumstances and a duration that is the same as the remaining duration of the last of the License Agreements to terminate in accordance with its terms. “License Agreements” means the following, each dated August 8, 2012: the Store License Agreement between Sears Authorized Hometown Stores, LLC and Sears; the Store License Agreement between Sears Home Appliance Showrooms, LLC and Sears; and the Trademark License Agreement between SHO and Sears (the “Trademark License Agreement”). “Digital Methods,” “Existing Contractual Obligation,” “Outlet Products,” “Seller-Branded Products,” and “Seller Digital Methods” each is defined in the Merchandising Agreement.

1.3 Grant of License in the Additional Sears Marks. Subject to all the terms and conditions of this Agreement, Sears hereby grants to Outlet Stores, for and during the Term, a non-exclusive, royalty-free, fully paid up, non-transferable and terminable right and license to use the Additional Sears Marks solely within the Territory in connection with the marketing, offering and performance of Services provided under the Additional Sears Marks.

1.4 Grant of License in the Domain Names. Subject to all the terms and conditions of this Agreement, Sears hereby grants to Outlet Stores, for and during the Term, an exclusive, royalty-free, fully paid up, non-transferable and terminable right and license to use the Domain Names on the websites identified by the Domain Names (the “Websites”) and in connection with promotion of the Stores, the marketing and sale of the Seller-Branded Products, and the marketing and sale of the Services.

1.5 Further Sublicense. Outlet Stores shall not sublicense any of the rights granted in this Agreement without Sears’ prior written consent, which Sears may withhold in its sole discretion.

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1.6 Outlet Stores Non-Competition. Neither Outlet Stores nor any Affiliate of Outlet Stores shall engage, assist, own any beneficial interest, or otherwise participate, in any direct or indirect capacity, in any development, ownership, operation, leasing, joint venture, licensing, sponsorship, financing, consultation or similar relationship with respect to any Sears Competitor (as defined in Section 10.3 below). “Affiliate” shall mean any entity that, at the applicable time, directly or indirectly controls, is controlled with or by or is under common control with, a party. Notwithstanding the foregoing, only subsidiaries of Sears Holdings Corporation will be deemed to be Affiliates of Sears for purposes of this Agreement and only subsidiaries of Sears Hometown and Outlet Stores, Inc. will be deemed to be Affiliates of Outlet Stores for purposes of this Agreement. Outlet Stores shall not perform any act that would be materially adverse to Sears’ legitimate business interests as reflected in this Agreement.

1.7 Restrictions on Sales. Outlet Stores acknowledges that it is bound by the terms and conditions of Section 12(a)(iii)(B) of the Merchandising Agreement.

1.8 Sears Non-Competition. Sears acknowledges that it is bound by the terms and conditions of Section 9(c) of the Merchandising Agreement.

ARTICLE II

CERTAIN OBLIGATIONS OF OUTLET STORES

2.1 Site Selection. Outlet Stores shall be responsible for the selection of suitable sites for the Stores.

2.2 Promotion and Goodwill; Standards of Conduct. Outlet Stores shall use its best efforts to promote the Stores, the Websites, the Outlet Products and the Services in the Territory and to promote and maintain goodwill toward Sears, the Stores and the Websites. In all dealings with customers, prospective customers, suppliers and the public, Outlet Stores shall adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct.

2.3 Compliance with Law.

a. Anti-Corruption and Anti-Bribery. Outlet Stores acknowledges that The Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§78dd-1, et. seq. (the “FCPA”) applies to Outlet Stores’ business relationship with Sears and that national or regional anti-corruption or anti-bribery laws may apply to either Outlet Stores or Outlet Stores’ business relationship with Sears (together with the FCPA, the “Anti-Corruption Laws”). Outlet Stores represents and warrants that (i) Outlet Stores and its Personnel do and shall comply with all applicable Anti-Corruption Laws; (ii) Outlet Stores has not conducted, and shall not conduct, business with any individual or entity listed by the U.S. Government on any U.S. Government watch lists, including the U.S. Office of Foreign Assets Control security watch lists.; and (iii) all Personnel shall receive periodic training on compliance with the Anti-Corruption Laws. No later than January 1st of each year and as otherwise requested by Company, Outlet Stores shall certify in a

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form satisfactory to Sears that this Section 2.4a remains true, accurate and correct. Outlet Stores shall fully cooperate with Sears in any ethics and compliance investigation, including any investigations related to the Anti-Corruption Laws, and with any governmental inquiry or investigation related to the Anti-Corruption Laws, and unless prohibited from doing so, will promptly notify Sears of any such investigation. “Personnel” means the officers, directors, employees, agents, suppliers, licensors, licensees, contractors, subcontractors, and other representatives, from time to time, of (i) the applicable entity, (ii) as to Sears, its Affiliates, and (iii) as to Outlet Stores, its Affiliates.

b. Outlet Stores shall comply with all applicable laws, regulations, standards and decrees of any governmental authorities in the Territory in connection with its performance under this Agreement, including but not limited to commercial electronic mail communication laws and export control and anti-boycott laws, and shall obtain all governmental approvals, permits, licenses and other authorizations necessary or appropriate for Outlet Stores to perform their obligations under this Agreement.

2.5 Expenses. Unless otherwise expressly provided in this Agreement, any and all expenses, costs and charges incurred by Outlet Stores in the performance of any of its obligations under this Agreement shall be borne and paid for by Outlet Stores, without any right of contribution or reimbursement from Sears.

ARTICLE III

STORE OPERATIONS AND PROMOTION

3.1 Store Names.

a. Use of Store Name. Outlet Stores shall operate the Stores only under the Store Name written in styles and typefaces and accompanied by logos and symbols only as specifically authorized by Sears in writing. Sears hereby approves the logos used by Outlet Stores as of the Effective Date. Outlet Stores shall use the full Store Name on all stationery, business cards, signage, sales receipts, vehicles for Store use, Store fronts, advertising and correspondence with or to customers and potential customers of the Store unless otherwise authorized by Sears in writing. Outlet Stores may use any of the Store Names (but not the SEARS Service Mark alone) as Outlet Stores’ company name or fictitious business name on checks, check blanks and bank accounts used solely for the operation of the Stores. Notwithstanding the foregoing, Outlet Stores may use the SEARS Service Mark alone (i.e., not as part of a Store Name) as an abbreviated version of the Store Name only on the primary signage-outside the Store and the inventory of in-store signage and point of purchase material in the possession of Outlet Stores on the Effective Date, provided, however, that Outlet Stores shall post signs as required by Section 3.1(b) below.

b. Additional Statement. All printed material bearing the Store Name and all printed advertising of the Stores or the Website shall also expressly state in the appropriate language: “Sears Outlet Stores are independently owned and operated under license from Sears, Roebuck and Co.” and “The SEARS mark is a service mark of Sears Brands, LLC.” In addition,

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Outlet Stores shall post a clear and conspicuous sign on the front of every Store stating in the appropriate language: “Sears Outlet Stores. Independently owned and operated by Sears Outlet Stores, L.L.C.”

3.2 Operating Standards. Outlet Stores shall comply with all commercially reasonable written operating policies and procedures provided by Sears or Sears Brands from time to time upon 60-days’ advance written notice to Outlet Stores (the “Operating Standards”). Outlet Stores acknowledges that any Operating Standards documents provided to Outlet Stores are to be used solely by Outlet Stores in performing the obligations under this Agreement.

3.3 Advertising. Outlet Stores shall be bound by the terms and conditions of Section 12(a)(iii)(E) of the Merchandising Agreement with respect to the Marks.

3.4 Electronic Mail Opt-Outs. With respect to its own email communications Outlet Stores will comply with the CAN-SPAM Act (the “Act”) as the Sender or Designated Sender (as defined in the Act and associated rules promulgated by FTC under the Act), to the exclusion of all others, which email communication will be distinguished from email communications from Sears and its Affiliates, as follows: (a) Outlet Stores will send its email communications a domain name that clearly indicates Outlet Stores or one of its Affiliates is the sender (such as searshometownandoutlet.com or searshomtownstores.com); (b) Outlet Stores will use SEARS HOMETOWN AND OUTLET STORES on the FROM line; (c) Outlet Stores will not use the Sears logo without including “Hometown Stores,” “Home Appliance Showroom,” or “Outlet” in Outlet Stores’s logos and branding; and (d) Outlet Stores will use in the footer of each email communication the following text for an unsubscribe link: “Click here to unsubscribe from receiving promotional email from Sears Hometown and Outlet Stores, Inc. (“Outlet Stores”). Please note that Outlet Stores is not associated with Sears, Roebuck and Co., Sears Holdings, or any of their subsidiaries.”

ARTICLE IV

MARKS

4.1 Ownership. Except as otherwise expressly provided in this Agreement, Sears Brands reserves all rights in and to: (a) the Store Name, (b) the SEARS Service Mark, (c) the Additional Sears Marks and (d) the Domain Names. The Store Name, SEARS Service Mark, Additional Sears Marks and the Domain Names are referred to collectively in this Agreement as the “Marks.” Outlet Stores acknowledges that the goodwill associated with the Marks has inherent value. Any and all use of any Marks inures to the benefit of Sears Brands, and this Agreement does not confer on Outlet Stores any goodwill or ownership interests in any Marks. Outlet Stores shall have no rights in any of the Marks other than the limited right to use the Marks solely to market and sell the Outlet Products and Services in the Stores and through the Digital Methods in accordance with the terms of this Agreement.

4.2 Use of Marks. Outlet Stores shall comply at all times with any instructions provided in writing by Sears from time to time regarding use of any Store Name and all other

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Marks. Outlet Stores shall use the Marks only as expressly authorized in this Agreement and shall take all necessary steps to preserve the goodwill, prestige and reputation associated with the Marks. Outlet Stores acknowledges that Sears may, from time to time, issue additional guidelines or instructions regarding the use of the Marks, and Outlet Stores shall comply with any such guidelines and instructions. Outlet Stores further acknowledges that upon expiration or termination of this Agreement, no monetary value shall be attributable to any goodwill associated with the use of the Marks by Outlet Stores. Upon expiration or termination of this Agreement, Outlet Stores shall remove any Mark from any corporate, fictitious or trade name or from any prefix, suffix or other modifying trademarks, logos, words, terms, designs or symbols. Outlet Stores shall obtain such licenses, permits and authorizations relating to its use of the Marks as may be necessary or advisable under the laws of the Territory.

4.3 Quality Control.

a. Quality Control Obligation. Outlet Stores acknowledges that the reputation of Sears is based on the sale of high quality products and services offered under the Marks. Outlet Stores shall only use the Marks in connection with high-quality Outlet Products and Services. The Products (as defined in the Merchandising Agreement) shall be deemed to meet the standards prescribed in the preceding sentence. Outlet Stores shall cooperate and comply in good faith with all commercially reasonable quality control measures undertaken by or at the request of Sears in order to preserve or protect the integrity of the Marks. Sears recognizes that Outlet Stores has used the Marks for many years in connection with the operation of the Stores and the Websites and during that period has used the Marks in connection with Outlet Products and Services found to be of acceptable quality. Sears further recognizes that Outlet Stores has in place, Outlet Stores shall maintain throughout the Term, an effective system for evaluating, monitoring and ensuring continuing quality of the Outlet Products and Services.

b. Notice of Non-Compliance. If Sears determines that Outlet Stores is not in compliance with this Section 4.3, Sears may notify Outlet Stores of such non-compliance (“Notice of Non-Compliance”). A Notice of Non-Compliance from Sears shall be in writing and shall set forth with sufficient particularity a description of the nature of the non-compliance and any requested action for curing such non-compliance. Additionally, Outlet Stores shall promptly notify Sears of any non-compliance on the part of Outlet Stores. Upon Outlet Stores’ receipt of a Notice of Non-Compliance, or Sears’ receipt of a voluntary notice of non-compliance, Outlet Stores shall promptly correct the issues identified in such notice (“Quality Issues”), by enacting the cure mechanisms contained in Sections 4.3b.(i) through 4.3b.(iv).

(i) Cure Plan. Outlet Stores shall use reasonable efforts to cure or otherwise resolve all Quality Issues as soon as possible. In the event that the Quality Issues identified in a Notice of Non-Compliance cannot be cured or otherwise resolved with thirty (30) days from receipt of such notice, Outlet Stores shall submit to Sears a written plan to correct such Quality Issues (“Cure Plan”) within sixty (60) days after receipt of such Notice of Non-Compliance. For Quality Issues identified by Outlet Stores in a voluntary notice of non-compliance, such Cure Plan shall accompany Outlet Stores’ notice.

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(ii) Cure Plan Approval. After Outlet Stores submits its Cure Plan to Sears, the parties shall appoint a representative to promptly review and discuss in good faith the proposed Cure Plan.

(iii) Initial Cure Period. Once Sears, in its sole but good faith discretion, has approved the Cure Plan (“Cure Plan Approval”), Outlet Stores shall have a 120 day cure period, or a longer period as approved by Sears on a case-by-case basis in its sole but good faith discretion (“Initial Cure Period”) from Cure Plan Approval to correct the Quality Issues.

(iv) Additional Cure Period. If the Quality Issues are not capable of being cured, or the Cure Plan is not capable of being completely executed, within the Initial Cure Period or the quality Issues otherwise remain uncured after the expiration of the Initial Cure Period, Sears and Outlet Stores shall each appoint a representative to promptly negotiate in good faith additional or other cure plans (“Additional Cure Plan”) for a different or additional cure period (“Additional Cure Period”) that may be reasonably necessary to correct such Quality Issues. If the parties are unable to agree on an Additional Cure Plan or Additional Cure Period, Sears shall, in its sole but good faith discretion, determine such Additional Cure Plan or Additional Cure Period.

(v) Effect of Non-Compliance. If the Quality Issues have not been cured to Sears’ satisfaction or the Quality Issues remain otherwise uncured after the time period provided for in the Initial Cure Period and any Additional Cure Period(s), such Quality Issues shall be deemed uncured (“Uncured Quality Issues”). In that case, Outlet Stores shall cease use of the Marks on or in connection with the Outlet Products, Services or activities that are the subject of the Uncured Quality Issues as soon as reasonably practicable but in no event later than six (6) months after such Quality Issues are determined to be Uncured Quality Issues with regard to use for marketing materials and one (1) year with regard to all use on Outlet Products or Services.

4.4 Avoidance of Adverse Actions. Outlet Stores shall refrain from taking any action that would jeopardize or impair the ownership, legality and/or enforceability of any of the Marks. In addition, Outlet Stores shall not use, advertise, promote, or register any trademark, service mark, trade name or domain name that is confusingly similar to any of the Marks or any contraction or abbreviation thereof.

4.5 Infringement.

Outlet Stores shall notify Sears, within ten (10) days after Outlet Stores becomes aware thereof, of: (a) any use or registration of any word or phrase, symbol, logo or design, or any combination of any of the foregoing that might constitute infringement of any of the Marks, (b) any claim of any rights in any Mark or in any confusingly similar trademark or service mark, and (c) any action, publication or statement that might be adverse or detrimental to Sears’ or Sears Brands’ rights in the Marks or that might dilute or impair the value of any of the Marks. Sears and/or Sears Brands shall have the exclusive right to bring or defend all actions or proceedings relating to the Marks, and Outlet Stores shall cooperate fully with Sears and Sears Brands in the prosecution or defense of such actions. Neither Sears nor Sears Brands shall have any obligation

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to bring any action relating to the Marks, and failure by Sears and/or Sears Brands to bring any action relating to the Marks shall not be construed as a breach of this Agreement or waiver of any right reserved by Sears or Sears Brands. Outlet Stores shall execute all documents, testify truthfully and provide evidence in connection with any action or proceeding relating to the Marks as may be reasonably required by Sears or Sears Brands.

4.6 Change in Scope. Outlet Stores may request in writing an expansion of the scope of the licenses granted under this Agreement to include new trademarks, service marks or other proprietary designations; new products or services; new retail formats or business models; and/or new jurisdictions. Sears may approve or reject such expansion request in its sole discretion. If Sears approves such expansion request, Sears reserves the right to charge a royalty for the expanded rights.

4.7 Co-Branding. Outlet Stores shall not co-brand the Marks with any other third party trademark or service mark without Sears’ prior written consent.

ARTICLE V

DEFENSE AND INDEMNIFICATION

5.1 Defense and Indemnification by Outlet Stores. Outlet Stores shall defend, indemnify and hold harmless Sears and Sears Brands and their respective directors, officers, employees, Affiliates, agents and contractors from and against any and all alleged and actual claims, liabilities, damages, penalties, losses, actions, lawsuits, proceedings, costs or expenses (including, but not limited to court costs and attorneys’ fees), (collectively “Claims”), even though such Claims may be false, fraudulent or groundless, arising out of or in connection with any death of or injury to any person, damage to any property, or any loss suffered by a third party which results or is claimed to have resulted, in whole or in part, from:

a. the operation of the Stores, including but not limited to merchandise sold, work done, services rendered, products used therein and condition of Store premises, equipment and/or vehicles;

b. any other act or omission of Outlet Stores, its Affiliates and the Personnel of each of them in connection with performance under this Agreement, including, but not limited to the advertising, storage, shipment, transport, delivery, installation, adaptation, conversion, warranty, repair or servicing of any Outlet Product;

c. any violation by Outlet Stores (or its Affiliates or the Personnel of each of them) of any Anti-Corruption Law;

d. any actual or alleged infringement of any copyright, patent or claim of patent rights, or any trademark, service mark, trade name or other identifying mark, slogan or proprietary trade dress, other than the Marks;

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e. latent or patent defect in any Outlet Product not purchased by Outlet Stores from Sears or its Affiliates;

f. any actual or alleged failure of the Stores, the Websites or any of the Outlet Products not purchased from Sears or its Affiliates to comply with any law, statute, ordinance, administrative order, rule, or regulation in force in the Territory;

g. Outlet Stores’ use of any Mark other than in accordance with the terms of this Agreement; and

h. any lack of validity or enforceability of this Agreement caused by Outlet Stores.

Outlet Stores shall use counsel satisfactory to Sears and Sears Brands in the defense of any such claims, and in the event of any actual or potential conflict of interest between Sears and Outlet Stores in the defense of any such claim, Sears may engage its own counsel at Outlet Stores’ expense. Outlet Stores shall not enter into any settlement with respect to any such claims without the prior written consent of Sears and without obtaining a release of all claims against Sears and Sears in a form approved in writing by Sears. This Section 5.1 shall survive any termination or expiration of this Agreement. The parties acknowledge all indemnification obligations for Claims relating to Outlet Products purchased by Outlet Stores from Sears or its Affiliates are governed by Section 14 of the Merchandising Agreement.

5.2 Defense and Indemnification by Sears. Sears shall defend, indemnify and hold harmless Outlet Stores and its respective directors, officers, employees, Affiliates, agents and contractors from and against any and all Claims arising out of any death of or injury to any person, damage to any property, or loss suffered which results or is claimed to have resulted, in whole or in part, from:

a. claims by third parties that Outlet Stores’ use of the Marks in accordance with this Agreement constitutes trademark, service mark or trade dress infringement, dilution, unfair competition, misappropriation or false/misleading advertising;

b. any third party claims as to the lack of validity or enforceability of (i) the registrations of the Marks or (ii) Sears’ or its Affiliates’ ownership rights in the Marks; and

c. any lack of validity or enforceability of this Agreement caused by Sears.

Outlet Stores shall not, however, be entitled to recover for Outlet Stores’ own lost profits. This Section 5.2 shall survive any termination or expiration of this Agreement.

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ARTICLE VI

RECORDKEEPING; INSPECTION AND AUDIT RIGHTS

6.1 Records. Outlet Stores shall maintain and preserve, at Outlet Stores’ sole expense, full, complete and accurate books, records and accounts for a period of two (2) years after the date of their preparation or such longer period as may be required by the Operating Standards or any applicable law in the Territory. Such records may be compiled on computer discs and shall include but are not necessarily limited to: copies of all employee records, sales, invoices, cash receipts, service records, purchase records, accounts payable, cash disbursement records, inventory records, general ledgers, itemized bank deposit slips and bank statements, corporate records (include minute books), copies of sales tax returns and copies of Outlet Stores’ income tax returns, records relating to Anti-Corruption Law compliance.

6.2 Inspection and Audit Rights. To determine whether Outlet Stores is complying with this Agreement, Sears (or any party designated by Sears) shall have the right at any reasonable time and with at least twenty (20) days prior notice to Outlet Stores to: (a) inspect the Stores, including areas beyond the sales floor, and any locations where any Services are offered or performed; (b) inspect all Outlet Products offered by Outlet Stores not purchased from Sears or its Affiliates; (c) observe Outlet Stores’ sales practices and Outlet Stores’ employees or agents in the performance of their duties; and (d) inspect all of Outlet Stores’ books and records. Upon at least twenty (20) days prior notice to Outlet Stores, Sears (or a party designated by Sears) shall have the right to inspect, audit and copy any or all of the records described in Section 6.1 above. Outlet Stores shall cooperate fully in any such inspection or audit.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1 Outlet Stores Representations and Warranties. Outlet Stores represents and warrants to Sears that:

a. Company Status. Outlet Stores is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into and perform its obligations under this Agreement, to carry on its business and to own and lease properties as required for Outlet Stores’ full performance under this Agreement.

b. Authorization of Signatory. The person executing this Agreement on behalf of Outlet Stores has been duly authorized to perform such actions on behalf of Outlet Stores.

c. No Violations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein: (a) will not violate Outlet Stores’ Certificate of Organization, Limited Liability Company Agreement or any other

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charter document of Outlet Stores; (b) will not constitute or create a violation of or default under, or result in the creation or imposition of any lien, security interest or encumbrance under, any contract, agreement, loan, note, mortgage, security agreement, deed to secure debt, guaranty, lease (capital or operating) or any other document, instrument or arrangement; and (c) will not violate or contravene any judicial or administrative decree, rule or order to which Outlet Stores is a party or by which Outlet Stores or any of their respective properties or businesses may be bound.

d. No Adverse Proceedings. There is no arbitration, litigation, administrative proceeding, proposed legislation, government investigation or any other suit, action or proceeding pending against Outlet Stores as of the Effective Date that would adversely affect the ability of Outlet Stores to enter into or perform their obligations under this Agreement or would have a material adverse effect on the business, prospects, finances or reputation of Outlet Stores, if determined adversely to any of them. Further, neither Outlet Stores is the subject of any pending bankruptcy, insolvency, receivership or similar proceeding, nor is it a party to, subject to, or in default in any material respect under, any writ, injunction, decree judgment, award, determination, directive or demand of any arbitrator, court or governmental agency or instrumentality.

e. No Defaults. Outlet Stores is not in default under any deed of trust, mortgage, lease, security agreement, note, preferred stock, bond, indenture, guaranty or other instrument or security issued by Outlet Stores.

f. Accuracy of Information. All information provided by Outlet Stores in connection with this Agreement is true, correct and complete.

7.2 Sears Representations and Warranties. Sears represents and warrants to Outlet Stores that:

a. Company Status. Sears is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York and has all necessary power and authority to enter into and perform its obligations under this Agreement, to carry on its business and to own and lease properties as required for Sears’ full performance under this Agreement.

b. Authorization of Signatory. The person executing this Agreement on behalf of Sears has been duly authorized to perform such actions on behalf of Sears.

c. No Violations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein: (a) will not violate Sears’ Articles of Incorporation, by-laws or any other charter document of Sears; (b) will not constitute or create a violation of or default under, or result in the creation or imposition of any lien, security interest or encumbrance under, any contract, agreement, loan, note, mortgage, security agreement, deed to secure debt, guaranty, lease (capital or operating) or any other document, instrument or arrangement; and (c) will not violate or contravene any judicial or administrative decree, rule or order to which Sears is a party or by which Sears or any of their respective properties or businesses may be bound.

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d. No Adverse Proceedings. There is no arbitration, litigation, administrative proceeding, proposed legislation, government investigation or any other suit, action or proceeding pending against Sears as of the Effective Date that would adversely affect the ability of Sears to enter into or perform their obligations under this Agreement or would have a material adverse effect on the business, prospects, finances or reputation of Sears, if determined adversely to any of them. Further, neither Sears is the subject of any pending bankruptcy, insolvency, receivership or similar proceeding, nor is it a party to, subject to, or in default in any material respect under, any writ, injunction, decree judgment, award, determination, directive or demand of any arbitrator, court or governmental agency or instrumentality.

e. No Defaults. Sears is not in default under any deed of trust, mortgage, lease, security agreement, note, preferred stock, bond, indenture, guaranty or other instrument or security issued by Sears.

f. Accuracy of Information. All information provided by Sears in connection with this Agreement is true, correct and complete.

ARTICLE VIII

NO IMPLIED WARRANTIES; LIMITATION OF LIABILITY

8.1 Disclaimer of Warranty. Except as expressly set forth herein (and except as may be required by law), Sears expressly disclaims all representations and warranties, expressed or implied, in connection with the Marks and this Agreement, including, without limitation, the implied warranties of merchantability and fitness for a particular purpose. All materials provided hereunder are provided “as is” and “with all faults.”

8.2 Limitation of Liability. Sears shall not be liable to Outlet Stores or its Affiliates, directors, officers, customers or employees for any indirect, special, consequential, incidental, or punitive damages, losses, or expenses (including, without limitation, lost or anticipated revenues, profits, or savings relating to the same) arising from any claim relating directly or indirectly to this Agreement, whether a claim for such damages is based on warranty, contract, tort (including, without limitation, negligence or strict liability), even if an authorized representative of Sears has been advised of the likelihood or possibility of the same.

ARTICLE IX

TERMINATION

9.1 Termination upon Cessation of Use. Sears may terminate this Agreement effectively immediately upon 10-days’ advance written notice to Outlet Stores if SHO for 12 consecutive months has operated, or has authorized its dealers and Franchisees to operate, any retail store or store-within-a-store using a store name other than a Store Name.

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9.2 Termination for Breach.

a. Subject to the next sentence, (a) Sears or Outlet Stores may terminate this Agreement in the event of a material breach of this Agreement by the other Party if the breach is curable by the breaching Party and the breaching Party fails to cure the breach within 30 days following its receipt of written notice of the breach from the non-breaching Party. If the breach is not curable by the breaching Party, the non-breaching Party may immediately terminate this Agreement following the non-breaching Party’s delivery of notice to the breaching Party.

b. Sears may terminate this Agreement effective immediately upon 10-days’ advance written notice to Outlet Stores if a Stockholding Change occurs.

9.3 Termination in Response to Termination of Other Separation Agreements. Sears or Outlet Stores may terminate this Agreement (whichever party is entitled to terminate, the “Terminating Party”) effective immediately upon 30-days’ advance written notice to the other party if (a) the Terminating Party or any of its Affiliates terminates the Separation Agreement as a result of a material breach of, or a material default by, the other party or its Affiliates of their obligations in the Separation Agreement, (b) the Terminating Party or any of its Affiliates terminates any of the License Agreements in accordance with its terms as a result of a material breach of, or a material default by, the other party or its Affiliates of their obligations in the License Agreement, (c) the Terminating Party or any of its Affiliates terminates the Merchandising Agreement in accordance with its terms as a result of a material breach of, or a material default by, the other party or its Affiliates of their obligations in the Merchandising Agreement, or (d) the Terminating Party or any of its Affiliates terminates the Shop Your Way Rewards Retail Establishment Agreement dated August 8, 2012 between SHO and Sears Holdings Management Corporation (the “SYW Agreement”) in accordance with its terms as a result of a material breach of, or a material default by, the other party or its Affiliates of their obligations in the SYW Agreement.

9.4 Termination if Renewals Do Not Occur. If SHO does not elect to extend the Term of the Merchandising Agreement for the First Renewal Period or the Second Renewal Period (as those terms are defined in the Merchandising Agreement), Sears may terminate this Agreement effective immediately upon 10-days’ advance written notice to Outlet Stores.

9.5 Consequences of Termination. Upon any expiration or termination of this Agreement for any reason whatsoever, the following provisions shall apply:

a. Termination of License. The licenses granted under Sections 1.1, 1.2 and 1.3 shall immediately and automatically terminate and Outlet Stores shall cease using the Store Name, all other Marks and all Confidential Information of Sears immediately upon such termination or expiration, except as otherwise expressly authorized under this Section 9.3 or by Sears in writing. Outlet Stores shall take all necessary action to change the Store Names and its fictitious business name and/or registered trade name to omit the SEARS Service Mark and all

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other words that may be confusingly similar to the SEARS Service Mark or any other Mark. Outlet Stores shall return to Sears immediately upon such termination or expiration the Operating Standards document and all copies thereof together with all documentation prepared by or on behalf of Outlet Stores that is derived from or based on such documents or any other Confidential Information of Sears. Within sixty (60) days after the date of any termination or expiration of this Agreement, Outlet Stores shall furnish Sears with evidence reasonably satisfactory to Sears demonstrating Outlet Stores’ compliance with the foregoing obligations.

b. Representation. After the date of such expiration or termination, Outlet Stores shall not represent or hold itself out as a retailer authorized by Sears or one of its Affiliates or otherwise engage in any practices which might make it appear that Outlet Stores is still authorized to operate any Store or use any Mark.

c. No Compensation. Outlet Stores acknowledges and agrees that no indemnities or compensation of any kind shall be due to Outlet Stores as a result of the termination or expiration of this Agreement. In particular, Outlet Stores waives any claim it may have or acquire against Sears for any expenses incurred by it in preparing for and pursuing its operation of the Stores, including but not limited to the engagement of any employees or contractors; the rental, purchase, furnishing or remodeling of any facilities; the rental, purchase or other acquisition of equipment; and the development, purchase and/or dissemination of any advertisements or promotional materials.

d. Liability for Pre-Termination Actions. Nothing herein shall be construed to relieve Outlet Stores of any obligation with respect to Outlet Products purchased, liabilities incurred or other activities undertaken in connection with the Stores prior to the date of such expiration or termination, including but not limited to Outlet Stores’ defense and indemnity obligations, and such obligations shall survive any such termination or expiration.

e. Consent to Termination Provisions. Both parties expressly and unconditionally agree that each and every cause of termination under this Agreement is contracted to freely and constitute a breach of the essential obligations of this Agreement by the party in breach.

ARTICLE X

RELATIONSHIP; ASSIGNABILITY

10.1 Relationship. Sears and Outlet Stores are acting as independent contractors under this Agreement, and Outlet Stores is not an employee or agent of Sears. Nothing herein is intended to make either party a general or special agent, legal representative, subsidiary, joint venturer, partner, franchiser or franchisee, fiduciary, employee or servant of the other for any purpose. Outlet Stores is not authorized or empowered (i) to act as an agent for Sears; (ii) to enter into agreements, transact business or incur obligations for or on behalf of Sears; (iii) to accept legal service of process for or on behalf of Sears; or (iv) to bind Sears in any manner whatsoever. Outlet Stores shall not do or omit to do anything that might imply or indicate that Outlet Stores is an agent, representative, branch, division, or Affiliate of Sears or that Sears or its Affiliates in any manner either directly or indirectly, own, control or operate any of the Stores or the Websites or are in any way responsible for Outlet Stores’ acts or obligations.

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10.2 Assignability. Outlet Stores acknowledges that its rights and duties under this Agreement are personal and that Sears has entered into this Agreement and granted the license in reliance upon Sears’ perceptions of the character, business skill, aptitude and financial capacity of Outlet Stores. Accordingly, Outlet Stores shall not assign its rights or duties under this Agreement without Sears’ prior written consent.

10.3 Definition of Stockholding Change. “Stockholding Change” means the occurrence of any transaction or event, whether voluntary or involuntary, that results in a Sears Competitor becoming, or as a consequence of which a Sears Competitor becomes, directly or indirectly, at any time after the date of this Agreement and by whatever means, the beneficial owner of more than 50% of Outlet Stores’ membership interests or 50% of the total voting power of outstanding securities entitled to vote in, or carrying the right to direct the voting with respect to, directly or indirectly and by whatever means the election of the board of directors of Outlet Stores or any of its subsidiaries. “Sears Competitor means, solely for purposes of this Agreement and for no other purpose, Amazon.com, Inc., Best Buy Co., Inc., hhgregg, Inc., The Home Depot, Inc., Lowe’s Companies, Inc., Target Corporation, Tractor Supply Co., Wal-Mart Stores, Inc., each other retailer that competes in any material respect with Sears’ major home appliance business or Sears’ power lawn and garden business, and the Sears Competitor Affiliates of each of them. “Sears Competitor Affiliates” means each individual or entity that directly or indirectly, and by whatever means, controls, is under common control with, or is controlled by, a Sears Competitor.

ARTICLE XI

LICENSE OPERATING COMMITTEE; DISPUTE RESOLUTION

11.1 License Operating Committee. Subject to the last sentence of this Section 11.1, Sears and Outlet Stores will form a committee (the “License Operating Committee”) that will address all day-to-day operational and other issues that may arise with respect to this Agreement and all Disputes (as defined in Section 11.2 below). The License Operating Committee will discuss all of these issues and will attempt to resolve informally all Disputes in accordance with Section 11.2b. The License Operating Committee will consist of three employees of each party as designated by the party. The initial employee designees are listed on Appendix 11.1. Each party may replace one or more of its designees at any time upon notice to the other Party. Each party will promptly fill all of its License Operating Committee vacancies as they arise by notice to the other party. Unless the members of the License Operating Committee unanimously agree otherwise, the License Operating Committee will meet at least once every calendar month during the Term on the dates determined by the members of the License Operating Committee. If the members of the Merchandise Operating Committee cannot agree on a date or a time for a particular monthly meeting the meeting will occur at 1:00 p.m. Central Time on the second Thursday of the month at the offices of SHC, 3333 Beverly Road, Hoffman Estates, IL 60179 B6-D. At all times one of the members of the License Operating Committee will serve as the

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License Operating Committee’s Chairperson. The Chairperson will rotate among the License Operating Committee members on a monthly basis. The initial Chairperson is listed on Appendix 11.1 and the other License Operating Committee members each will serve thereafter as Chairperson, on a monthly basis, rotating between Sears’ members and Outlet Stores’ members. The Chairperson (i) will request that License Operating Committee members provide meeting agenda items and (ii) will distribute to members, at least two business days in advance of each License Operating Committee meeting, an agenda for the meeting. If in accordance with the Trademark License Agreement a “License Operating Committee” has been formed and is operating (the “TLOC”), then (a) Sears and Outlet Stores will not be required to form the License Operating Committee in accordance with this Section 11.1 and (b) the TLOC will serve at the License Operating Committee for all purposes of this Agreement.

11.2 Dispute Resolution.

a. License Operating Committee’s Attempt to Resolve Dispute. If a Dispute arises, neither party may cease to perform any of its obligations in this Agreement in accordance with their terms or take any formal legal action (such as seeking to terminate this Agreement, seeking mediation in accordance with Section 11.2c, or instituting or seeking any judicial or other legal action, relief, or remedy with respect to or arising out of this Agreement) unless the party has first (i) delivered a notice of dispute (the “Dispute Notice”) to all of the members of the License Operating Committee and (ii) complied with the terms and conditions of this Section 11. At the first monthly meeting of the License Operating Committee following the delivery of the Dispute Notice (the “Dispute Resolution Meeting”) the License Operating Committee will attempt to resolve all of the Disputes that are the subject of the Dispute Notice. Each party will cause its designees on the License Operating Committee to negotiate in good faith to resolve all Disputes in a timely manner. If by the 10th calendar day following the Dispute Resolution Meeting the License Operating Committee has not resolved all of the Disputes (the “Resolution Failure Date”) the parties will proceed to mediate the unresolved Disputes (“Unresolved Disputes”) in accordance with Section 11.2c.

b. Dispute Defined. Subject to the next sentence, “Dispute” means each claim, controversy, dispute, and disagreement between (i) on the one hand, Outlet Stores or any of its Affiliates, or any of their respective shareholders, officers, directors, agents, employees, legal representatives (including attorneys in their representative capacity), successors and assigns, and (ii) on the other hand, Sears or any of its Affiliates, employees, legal representatives (including attorneys in their representative capacity), successors and assigns, in each case arising out of or relating to a party’s performance, or failure to perform, one or more of its obligations in this Agreement. Disputes do not include claims, controversies, disputes or disagreements with respect to compliance with Article IV or payment obligations with respect to amounts due in accordance with the terms and conditions of this Agreement that are not reasonably in dispute.

c. Mediation of Unresolved Disputes. Sears and Outlet Stores will in good faith attempt to resolve all Unresolved Disputes by non-binding mediation. Sears and Outlet Stores will negotiate in good faith to determine the mediator, the mediator’s compensation and related costs, and the applicable rules for the mediation. If by the 15th day following the Resolution Failure Date Sears and Outlet Stores have been unable to settle an Unresolved Dispute the obligations of Sears and Outlet Stores in this Section 11 will end with respect to the Unresolved Dispute.

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ARTICLE XII

GENERAL PROVISIONS

12.1 Confidential Information. The parties acknowledge that in the course of performing under this Agreement they may be exposed to Confidential Information owned by the other party. “Confidential Information” shall include, but is not limited to, all confidential and proprietary information, marketing, trade secrets, know-how, development data, customer information, information about the methods, operations, financial position of a party and other information and knowledge which are not commonly known and which could be used by others to the competitive disadvantage of the party that owns such Confidential Information. All Confidential Information disclosed to any other party under this Agreement shall remain the exclusive property of the disclosing party.

a. Non-disclosure of Confidential Information. Each party shall: (i) use its best efforts to protect the confidential nature of Confidential Information disclosed to it, including notifying its Affiliates, subsidiaries, sublicensees, distributors or anyone else with whom a party works to achieve the purposes of this Agreement of the confidential nature of such Confidential Information, (ii) prior to receiving any such Confidential Information, use its best efforts to have anyone with whom a party works to achieve the purposes of this Agreement sign a confidentiality agreement containing restrictions on the use and disclosure of such Confidential Information no less restrictive than those contained herein, (iii) except as provided in this Agreement or as required by law or court order, not disclose to third parties or copy any Confidential Information or allow any third party access to such Confidential Information without first obtaining the disclosing party’s written consent, and (iv) not use, or permit others to use, any Confidential information disclosed to it except for the purposes set forth herein.

Outlet Stores shall not, without the prior written permission of Sears, which permission shall be given, if at all, in Sears’ sole discretion (i) directly or indirectly utilize Confidential Information in its own business, (ii) manufacture and/or sell any product that is based in whole or in part on such Confidential Information, or (iii) disclose such Confidential Information to any third party.

b. Compelled Disclosure. In the event a party is required by law or court order to disclose any Confidential Information of the disclosing party, that party shall: (i) notify the disclosing party in writing as soon as possible, but in no event less than thirty (30) calendar days prior to any such disclosure; (ii) cooperate with the disclosing party to preserve the confidentiality of such Confidential Information consistent with applicable law; and (iii) use its best efforts to limit any such disclosure to the minimum disclosure necessary to comply with such law or court order.

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12.2 Force Majeure. Neither party hereto shall be liable for any failure, inability, or delay of performance under this Agreement if such failure, inability or delay results directly from the acts of any government (including its laws, rules, orders, ordinances, and regulations), currency and/or exchange controls, accidents, fires, insurrection, wars, strikes, floods, winds, or other natural disasters, sabotage, breakdown of machinery, failure in sources of supply, or any other cause beyond the reasonable control of such party.

12.3 Construction. All headings and titles used to identify the sections of this Agreement are for the convenience of the parties and shall not be used in construing or interpreting the provisions of this Agreement.

12.4 Entire Agreement This Agreement, together with all Exhibits hereto (which are incorporated herein by this reference), is intended as the complete, final and exclusive statement of the terms of this Agreement between Outlet Stores and Sears with regard to the subject matter hereof, and supersedes all prior oral and written agreements, understandings, commitments, negotiations and practices between the parties relating to such subject matter. Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or entity not a party to this Agreement.

12.5 Amendments. Except as otherwise expressly provided in this Agreement, no modification or amendment of this Agreement shall be effective unless made in a writing executed by an authorized representative of each party hereto.

12.6 Remedies; Injunctive Relief. The rights and remedies provided herein shall be cumulative and in addition to any other rights and remedies otherwise available at law or in equity. Notwithstanding any other provision of this Agreement, each party acknowledges that any breach by a party of Article IV or Section 12.1 of this Agreement may cause the non-breaching party and its Affiliates irreparable harm for which the non-breaching party and its Affiliates have no adequate remedies at law. Accordingly, each party and its Affiliates, without complying with Section 11.2c and without the necessity to post a bond or other security, are entitled to seek injunctive relief for any such breach in any state or federal court in Chicago, Illinois, USA, and each party consents to the exclusive jurisdiction and venue in the state and federal courts in Chicago, Illinois, USA for injunctive relief purposes. Each party waives all claims for damages by reason of the wrongful issuance of an injunction and acknowledges that its only remedy in that case is the dissolution of that injunction.

12.7 Non-Waivers. Any waiver of Sears’ rights or remedies under this Agreement shall be effective only if made in writing signed by an authorized officer of Sears. Neither any failure or delay by Sears in exercising any right or remedy, nor any single or partial exercise or waiver of any right shall preclude any other or further exercise thereof by Sears or the exercise of any other right or remedy by Sears.

12.8 Severability. If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

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12.9 Survivability. Each term of this Agreement that would, by its nature, survive the termination or expiration of this Agreement will so survive, including the obligation of either Party to pay all amounts accrued hereunder and including Article V (Defense and Indemnification), Section 6.1(Records), Article VIII (No Implied Warranties; Limitation of Liability), Article IX (Termination), and Section 12.1 (Confidential Information).

12.10 Notices. All notices required or permitted to be given hereunder shall be given in writing and shall be sent by prepaid first class registered air mail, express courier, personal delivery, or facsimile to the following addresses:

Sears shall be addressed at:

Sears, Roebuck and Co.

3333 Beverly Road

Hoffman Estates, Illinois 60179

Attn: SVP and President, Marketing

Facsimile: (847) 286-2735

With a copy to:

Sears Holdings Management Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Attn: General Counsel

Facsimile: (847) 286-2471

Outlet Stores shall be addressed at:

Sears Outlet Stores, L.L.C.

3333 Beverly Road

Hoffman Estates, Illinois 60179

Attn.: President

Facsimile: (847) 286-7197

In the case of notice by facsimile transmission, notice shall be confirmed immediately by prepaid courier service. All notices shall be effective upon receipt when delivered at the address so specified; provided, however, that any notice sent by mail or courier shall be deemed to have been received ten (10) days after dispatch, and any notice sent by facsimile transmission shall be deemed to have been received when such facsimile is confirmed electronically. Any party may change the address to which notices are to be sent by so notifying the other party in writing in the manner provided herein.

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12.11 Counterparts. This Agreement may be executed in multiple counterparts and by facsimile, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

12.12 Good Faith and Fair Dealing. Outlet Stores and Sears each shall exercise Good Faith in the performance of its obligations in this Agreement. “Good Faith” means honesty in fact and the observance of reasonable commercial standards of fair dealing in accordance with Applicable Law.

12.13 Condition Precedent to the Effectiveness of this Agreement. This Agreement shall not become effective until it has been approved by the Audit Committee of the Board of Directors of SHC.

12.14 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Agreement shall be construed in accordance with, and governed by, the federal laws of the United States, including but not limited to the Lanham Act, and the internal laws of the State of Illinois other than its conflict of laws principles and the Illinois Franchise Disclosure Act. This Agreement shall not be subject to any of the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

(b) Jurisdiction. Each of the Parties submits, for itself and its property, to the exclusive jurisdiction of all Illinois state courts and federal courts of the United States of America sitting in Cook County, Illinois, and all appellate courts to each thereof, in all actions and proceedings arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of all judgments relating thereto, and each of the Parties (i) shall commence all such actions and proceedings only in such courts, (ii) shall cause all claims in respect of all such actions and proceedings to be heard and determined in such Illinois state court or, to the extent permitted by law, in such federal court, (iii) waives, to the fullest extent it may legally and effectively do so, all objections that it may now or hereafter have to the laying of venue of all such actions and proceedings in any such Illinois state or federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such actions and proceedings in all such Illinois state and federal courts. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 12.10. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by law.

(c) Waiver of Jury Trial. Each Party acknowledges that each controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, it irrevocably and unconditionally waives all rights it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party certifies and acknowledges that (i) it understands and has considered the implications of such waivers, (ii) it makes such waivers voluntarily, and (iii) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.13.

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[signature page follows]

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SEARS, ROEBUCK AND CO. By Sears Holdings Management Corporation, its Agent	SEARS OUTLET STORES, L.L.C.

By:	By:
William Phelan	W. Bruce Johnson
Senior Vice President-Finance	President

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EXHIBIT A

TO LICENSE AGREEMENT

STORE NAMES

Country	Mark	Status	Reg./App. No.	Reg./App. Date	Goods / Services

United States	SEARS OUTLET STORE	N/A	N/A	N/A	Retail store services

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EXHIBIT B

TO LICENSE AGREEMENT

ADDITIONAL SEARS MARKS

Country	Mark	Status	Reg./App. No.	Reg./App. Date	Goods / Services

United States	Sears Quality. Outlet Prices	N/A	N/A	N/A	Retail store services

United States	Sears Outlet Certified	N/A	N/A	N/A	Product certification process

United States	Sears Outlet Promise	N/A	N/A	N/A	Customer service

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EXHIBIT C

TO LICENSE AGREEMENT

DOMAIN NAMES

www.searsoutlet.com

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EXHIBIT D

TO LICENSE AGREEMENT

TERRITORY

50 United States, its territories and possessions, including Puerto Rico

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APPENDIX 1.1

TO LICENSE AGREEMENT

EFFECTIVE DATE

The Effective Date referred to in Section 1.1 is September     , 2012.

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APPENDIX 11.1

TO LICENSE AGREEMENT

LICENSE OPERATING COMMITTEE

Outlet Store

Keri Durkin

Brandon Gartman

Guy Reda

Sears

Allyson Olsen

Paul Palich

Roger Teal

Initial Chairperson: Allyson Olsen